FactSet Research Systems Inc. 601 Merritt 7 Norwalk, Connecticut 06851 203.810.1000 / 203.810.1001 Fax News Release FOR IMMEDIATE RELEASE	Exhibit 99.1

FactSet Research Systems Reports Results for the Second Quarter of Fiscal 2012
•	ASV grew $22 million to $803 million
•	Revenues rose 12% to $199 million
•	Non-GAAP diluted EPS grew 16% to $1.14

NORWALK, Conn., March 13, 2012 -- FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ: FDS), a leading provider of integrated global financial information and analytical applications for the investment community, today announced its results for the second quarter of fiscal 2012.

GAAP Results
For the quarter ended February 29, 2012 revenues rose to $199.4 million, up 12.2% compared to the prior year. Operating income for the second quarter increased to $67.1 million from $58.1 million in the same period of fiscal 2011. Net income advanced to $46.7 million as compared to $45.3 million a year ago. Diluted earnings per share increased to $1.02, up from $0.95 in the same period of fiscal 2011. The results of the second quarter last year included income tax benefits of $0.10 per diluted share from the reenactment of the U.S. Federal R&D credit. In addition, a charge of $0.04 per diluted share was recorded in the year ago quarter related to an increase in the estimated number of performance-based stock options that became eligible to vest.

Non-GAAP Results
Non-GAAP net income advanced 12.3% to $52.2 million and non-GAAP diluted earnings per share increased 16.3% to $1.14. Quarterly free cash flow was $39.1 million during the second quarter of fiscal 2012 as compared to $42.9 million a year ago.

GAAP financial measures including net income and diluted earnings per share have been adjusted to exclude stock-based compensation expense, amortization of intangible assets and income tax benefits. A reconciliation between GAAP and non-GAAP financial measures is presented on page 7 of this press release.

Consolidated Statements of Income

(Condensed and Unaudited)
	Three Months Ended			Six Months Ended
(In thousands, except per share data)	Feb 29, 2012	Feb 28, 2011	Change	Feb 29, 2012	Feb 28, 2011	Change
Revenues	$199,371	$177,635	12.2%	$395,819	$350,924	12.8%
Operating income	67,117	58,093	15.5%	133,870	117,522	13.9%
Provision for income taxes	20,867	12,971	60.9%	42,353	30,924	37.0%
Net income	$46,746	$45,254	3.3%	$92,290	$86,855	6.3%
Diluted earnings per share	$1.02	$0.95	7.4%	$2.01	$1.83	9.8%
Diluted weighted average shares	45,707	47,427		45,972	47,495

Non-GAAP net income	$52,180	$46,465	12.3%
Non-GAAP diluted earnings per share	$1.14	$0.98	16.3%

Philip Hadley, Chairman and CEO said, “We’re pleased with our second quarter results as today we announced robust top and bottom-line growth. We grew ASV by $22 million, revenues by 12%, and non-GAAP EPS by 16%. FactSet added 53 net new clients in the quarter, our highest number since 2006 and sequentially we added 400 net new users during the quarter.”

Annual Subscription Value (“ASV”)
ASV was $803 million at February 29, 2012, up 11% over the prior year. Of this total, 81% is derived from buy-side clients and the remainder is from the sell-side firms who perform M&A advisory work and equity research (refer to the supplementary schedule on page 8 of this press release for the percentage split of ASV between client type on a historical basis). ASV advanced $21.7 million during the second quarter. Over the past three months, users increased by 400 to 47,300, from additions at buy-side firms. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights – Second Quarter of Fiscal 2012
•	ASV from U.S. operations was $548 million and $255 million was related to international operations.
•	U.S. revenues were $136.4 million, up 12.2% from the year ago quarter.
•	Non-U.S. revenues also rose 12.2% to $63.0 million as compared to the same period in fiscal 2011.
•	Operating margins were 33.7% for the quarter.
•	Free cash flow generated over the last twelve months was $209 million, up 12% compared to the same period a year ago. Quarterly free cash flow was $39.1 million.
•	Cash and investments were $200 million at February 29, 2012.
•	Accounts receivable increased $1 million over the last twelve months while ASV is up $80 million over the same period.
•	The effective tax rate was 30.9% as compared to 22.3% a year ago.
•	The U.S. Federal R&D tax credit expired on December 31, 2011. The expiration increased the annual effective tax rate by 1.3% and reduced second quarter diluted EPS by $0.02.

Operational Highlights – Second Quarter of Fiscal 2012
•	Client count was 2,324 at February 29, a net increase of 53 clients during the quarter.
•
Annual client retention was greater than 95% of ASV, consistent with last year. On a client basis, the annual retention rate improved to 92% of clients at February 29 as compared to 90% a year ago, reflecting a reduction in client turnover.

•	Employee count was 5,516 at February 29, an increase of 66 employees during the quarter and up 16% from a year ago.
•	Capital expenditures were $4.6 million.
•	A regular quarterly dividend of $12.1 million or $0.27 per share will be paid on March 20, 2012, to common stockholders of record as of February 29, 2012.
•	The Company repurchased 507,800 shares for $45.1 million during the second quarter. At February 29, 2012, $83 million remains authorized for future repurchases.
•	Common shares outstanding were 44.8 million at February 29, 2012.
•	We entered into a new license agreement with StreetAccount LLC (SA) to complement our news offering with distilled company news and market summaries.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of March 13, 2012. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Third Quarter Fiscal 2012 Expectations
•	Revenues are expected to range between $200 million and $204 million, which represents year over year growth of 9% and 11% at each end of the range.
•	Operating margin is expected to range between 33.5% and 34.0%.
•	The effective tax rate is expected to range between 31.0% and 32.0%.
•	GAAP diluted EPS should range between $1.03 and $1.05.
•	Non-GAAP diluted EPS should range between $1.14 and $1.16, which represents year over year growth of 12% and 14% at each end of the range.
•	Both GAAP diluted EPS and non-GAAP diluted EPS include a $0.02 reduction to reflect the expiration of the U.S. Federal R&D tax credit on December 31, 2011.

Conference Call
The Company will host a conference call today, March 13, 2012, at 11:00 a.m. (EDT) to review the second quarter fiscal 2012 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking statements
This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expected," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Non-GAAP Financial Measures
Financial measures in accordance with generally accepted accounting principles (“GAAP”) including net income and diluted earnings per share have been adjusted to report non-GAAP financial measures. These measures exclude stock-based compensation expense, amortization of intangible assets and income tax benefits. FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the businesses. The Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see page 7 of this release.

About Non-GAAP Free Cash Flow
The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed second quarter was $43.7 million of net cash provided by operations and $4.6 million of capital expenditures. Non-GAAP free cash flow is not intended as an alternative measure of cash flows provided by operating activities, as determined in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the businesses. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet
FactSet Research Systems Inc. combines integrated financial information, analytical applications, and client service to enhance the workflow and productivity of the global investment community. The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from more than twenty-six locations worldwide, including Boston, New York, Chicago, San Mateo, London, Amsterdam, Frankfurt, Paris, Milan, Hyderabad, Mumbai, Dubai, Manila, Tokyo, Hong Kong, and Sydney. To learn more about FactSet, visit www.factset.com and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.
Consolidated Statements of Income - Unaudited

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	Feb 29, 2012	Feb 28, 2011	Feb 29, 2012	Feb 28, 2011

Revenues	$199,371	$177,635	$395,819	$350,924

Operating expenses
Cost of services	67,531	60,137	134,364	116,922
Selling, general and administrative	64,723	59,405	127,585	116,480
Total operating expenses	132,254	119,542	261,949	233,402

Operating income	67,117	58,093	133,870	117,522
Other income	496	132	773	257
Income before income taxes	67,613	58,225	134,643	117,779

Provision for income taxes	20,867	12,971	42,353	30,924
Net income	$46,746	$45,254	$92,290	$86,855

Diluted earnings per common share	$1.02	$0.95	$2.01	$1.83

Diluted weighted average common shares	45,707	47,427	45,972	47,495

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition - Unaudited

	February 29,	August 31,
(In thousands)	2012	2011

ASSETS
Cash and cash equivalents	$184,998	$181,685
Investments	15,185	-
Accounts receivable, net of reserves	71,459	75,004
Prepaid taxes	3,549	-
Deferred taxes	3,768	4,008
Prepaid expenses and other current assets	13,078	12,473
Total current assets	292,037	273,170
Property, equipment, and leasehold improvements, net	78,595	81,620
Goodwill	225,275	228,265
Intangible assets, net	41,470	46,310
Deferred taxes	19,638	20,166
Other assets	6,809	7,909
TOTAL ASSETS	$663,824	$657,440

LIABILITIES
Accounts payable and accrued expenses	$24,960	$24,603
Accrued compensation	24,699	41,536
Deferred fees	28,950	28,252
Taxes payable	-	2,867
Dividends payable	12,085	12,165
Total current liabilities	90,694	109,423
Deferred taxes	2,853	3,712
Taxes payable	5,513	7,204
Deferred rent and other non-current liabilities	20,740	21,913
TOTAL LIABILITIES	$119,800	$142,252

STOCKHOLDERS’ EQUITY
Common stock	$451	$614
Additional paid-in capital	101,579	432,538
Treasury stock, at cost	(33,242)	(824,382)
Retained earnings	490,815	912,078
Accumulated other comprehensive loss	(15,579)	(5,660)
TOTAL STOCKHOLDERS’ EQUITY	544,024	515,188
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$663,824	$657,440

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows - Unaudited

	Six Months Ended
(In thousands)	Feb 29, 2012	Feb 28, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$92,290	$86,855
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	16,692	18,758
Stock-based compensation expense	11,925	10,377
Deferred income taxes	(91)	(1,275)
Gain on sale of assets	(1)	(4)
Tax benefits from share-based payment arrangements	(4,973)	(12,919)
Changes in assets and liabilities
Accounts receivable, net of reserves	3,545	(10,808)
Accounts payable and accrued expenses	155	(788)
Accrued compensation	(16,298)	(19,853)
Deferred fees	697	2,765
Taxes payable, net of prepaid taxes	(3,372)	2,849
Prepaid expenses and other assets	(456)	(3,052)
Deferred rent and other non-current liabilities	(922)	139
Other working capital accounts, net	(732)	(563)
Net cash provided by operating activities	98,459	72,481

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(15,000)	-
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(10,644)	(15,433)
Net cash used in investing activities	(25,644)	(15,433)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(24,182)	(21,110)
Repurchase of common stock	(59,795)	(75,145)
Proceeds from employee stock plans	13,843	27,961
Tax benefits from share-based payment arrangements	4,973	12,919
Net cash used in financing activities	(65,161)	(55,375)

Effect of exchange rate changes on cash and cash equivalents	(4,341)	5,691

Net increase in cash and cash equivalents	3,313	7,364

Cash and cash equivalents at beginning of period	181,685	195,741
Cash and cash equivalents at end of period	$184,998	$203,105

Reconciliation of Non-GAAP Financial Measures
Financial measures in accordance with GAAP including net income and diluted earnings per share have been adjusted in this earnings release to report non-GAAP financial measures. FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the businesses. The Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Non-GAAP measures may also facilitate comparisons to FactSet’s historical performance.

(Unaudited)
	Three Months Ended

(In thousands, except per share data)	Feb 29, 2012	Feb 28, 2011	Change
GAAP Net income	$46,746	$45,254
Stock-based compensation (a)	6,044	6,701
Amortization of intangible assets from acquisitions	1,820	2,136
Tax effect of stock-based compensation and amortization of intangible assets (b)	(2,430)	(2,714)
Income tax benefits (c)	-	(4,912)
Non-GAAP net income	$52,180	$46,465

GAAP Diluted earnings per common share	$1.02	$0.95
Stock-based compensation (a)	0.13	0.14
Amortization of intangible assets from acquisitions	0.04	0.05
Tax effect of stock-based compensation and amortization of intangible assets (b)	(0.05)	(0.06)
Income tax benefits (c)	-	(0.10)
Non-GAAP diluted earnings per share	$1.14	$0.98	16.3%

(a)
Included in the second quarter of fiscal 2011 was a pre-tax charge of $2.5 million related to an increase in the estimated number of performance-based stock options that became eligible to vest. This change increased stock-based compensation, net of tax by $1.7 million and reduced diluted earnings per share by $0.04.

(b)
For the purposes of calculating the non-GAAP measures above, stock-based compensation expense and amortization of intangible assets are assumed to be taxed at the effective tax rates excluding income tax benefits. For the three months ended February 29, 2012, the effective tax rate was 30.9%. For the three months ended February 28, 2011, the effective tax rate, excluding income tax benefits of $4.9 million, was 30.7%.

(c)	Income tax benefits were from the reenactment of the U.S. Federal R&D tax credit retroactive to prior years.

Supplementary Schedule of Historical ASV by Client Type
During the second quarter of fiscal 2012, FactSet improved its methodology used in calculating the percentage of ASV derived from buy-side and sell-side clients. The following table presents the updated percentages for each quarter beginning with the fourth quarter of fiscal 2008 and can be useful to facilitate historical comparisons.

	Q2‘12	Q1‘12	Q4’11	Q3’11	Q2’11	Q1’11	Q4’10	Q3’10	Q2’10	Q1’10	Q4’09	Q3’09	Q2’09	Q1’09	Q4’08

% of ASV from buy-side clients	81%	80%	79%	80%	80%	80%	80%	82%	82%	82%	82%	81%	80%	79%	79%
% of ASV from sell-side clients	19%	20%	21%	20%	20%	20%	20%	18%	18%	18%	18%	19%	20%	21%	21%